Exhibit 4.1

PricewaterhouseCoopers
LLP/s.r.l./s.e.n.c.r.l.
Chartered Accountants
Place de la Cité, Tour Cominar
2640 Laurier Boulevard, Suite 1700
Québec, Quebec
Canada G1V 5C2
Telephone +1 418 522 7001
Facsimile +1 418 522 5663

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended February 28, 2010 of Virginia Mines Inc. (the "Company") of our report dated May 14, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Exhibit incorporated by reference in this Annual Report on Form 40-F. We also consent to the reference to us under the heading "Interests of Experts" in the Annual Information Form incorporated by reference in this Annual Report on Form 40-F.

Chartered Accountants

Québec, Quebec, Canada
May 14, 2010

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate legal entity.